UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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GameStop Corp.

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VOTE ON THE BLUE PROXY CARD

GameStop Issues Investor Presentation Highlighting its Progress

Driving Value for All Stockholders

GameStop Recommends Stockholders Vote the BLUE Proxy Card to Support ALL of GameStop’s

Independent, Experienced and Highly Qualified Directors

GRAPEVINE, Texas, May 26, 2020 (GLOBE NEWSWIRE) — GameStop Corp. (NYSE: GME) (the “Company”) today announced that it has filed a detailed investor presentation titled “Driving Value for All Stockholders,” highlighting GameStop’s significant recent refreshment of the Board and management, as well as leadership’s successful progress on executing the business transformation plan “GameStop Reboot.” The information provided in the presentation supports the Board’s contention that its slate of experienced director nominees are better qualified than the two candidates nominated by Hestia Capital Partners, LP and Permit Capital Enterprise Fund, LP’s (“Hestia Capital” and “Permit Capital,” or collectively, the “Dissident Stockholders”) to guide GameStop through its turnaround and deliver returns to all stockholders.

GameStop’s Board urges stockholders to use the BLUE proxy card to vote “FOR ALL” of GameStop’s 10 highly qualified director nominees in connection with the Company’s upcoming Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:00 a.m. CT on June 12, 2020.

The full investor presentation, as well as previous communications to stockholders, can be found on the Events & Presentations section of the Company’s Investor Relations website, here:

Highlights from the presentation include:

•	GameStop Possesses a Highly Qualified and Recently Refreshed Board and Management Team

o

GameStop’s Board directly solicited stockholder feedback in its efforts to refresh the Board: when engaging with stockholders representing 87% of our outstanding shares as of April 20, 2020, including the Dissident Stockholders, the Board received encouragement for GameStop’s Board refreshment, corporate strategy, capital allocation and corporate governance initiatives

o

Within the last two years, GameStop has added six new independent directors – including two directors added under a cooperation agreement with Hestia-Permit – and comprehensively enhanced the Company’s corporate governance practices

o	On GameStop’s newly refreshed Board, which features 9 out of 10 independent directors, 7 directors have joined in the last 19 months

The GameStop Board Recommends Stockholders

Vote on the BLUE Proxy Card, via the internet or telephone or by mail by promptly Signing and Dating the enclosed BLUE Proxy Card and Returning it in the enclosed postage-paid envelope

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o

The directors targeted by the Dissident Stockholders, Messrs. Thomas Kelly and Jerome L. Davis, have announced their intention to continue to serve as Board members to steward the transition of the new directors in direct response to stockholder feedback requesting an orderly transfer of institutional knowledge, before retiring in June 2021

o

The Board thoughtfully refreshed the Company’s leadership team in 2019, intentionally recruiting executives, including Chief Executive Officer George Sherman, with extensive experience working with large retailers that have undergone successful business transformations

•	The Right Team is Executing on “GameStop Reboot” and Delivering Returns

o

The Board undertook an extensive review of strategic alternatives and sold non-core assets prior to recruiting GameStop’s highly qualified new management team, enabling GameStop to capitalize on its position as the industry-leading omni-channel gaming platform

o	GameStop’s Board and management team have implemented and begun to execute on “GameStop Reboot,” the Company’s progressive business transformation plan:

◾

In fiscal 2019, generated $62.3 million in adjusted operating income* while exiting the year with approximately $500 million in cash, despite a challenging sales environment underpinned by the late-stage gaming console cycle

◾

Significantly improved capital structure, deploying proceeds from the sale of non-core business units to reduce debt by $401 million and repurchase 38.1 million shares for $199 million to leverage the Company’s market position as the omni-channel leader in gaming

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Optimized operations by improving inventory, with a 31% reduction at year-end; implementing initiatives to accelerate GameStop’s transformation, including enhancing digital, online and experiential retail; improving our loyalty program; and continuing to de-densify the store base

◾	Began fiscal 2020 with increased financial flexibility and a continued focus on key priorities to optimize, stabilize and transform GameStop to achieve sustainable and profitable long-term growth

o

Due to the Board’s prudent capital allocation and recent strengthening of the Company’s balance sheet, the Company is well-positioned to navigate the market challenges arising from the outbreak of the COVID-19 pandemic to protect and enhance stockholder value

* See below for a definition of adjusted operating income, a non-GAAP financial measure used in this release, a reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure, and information about how our

The GameStop Board Recommends Stockholders

Vote on the BLUE Proxy Card, via the internet or telephone or by mail by promptly Signing and Dating the enclosed BLUE Proxy Card and Returning it in the enclosed postage-paid envelope

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management team uses such non-GAAP measure and why our management believes such non-GAAP financial measure provides useful information to investors.

•	The Dissident Stockholders’ Nominees Add No Value to GameStop’s Board

o

In contrast to GameStop’s directors, who possess strong financial, operational, retail, video game, and omni-channel experience, among other relevant skills, the Dissident Stockholders have nominated two candidates who do not possess the qualifications necessary to complement GameStop’s Board or execute the Company’s ongoing transformation plan

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Messrs. Kurtis Wolf and Paul Evans (a portfolio manager and financial executive, respectively) both lack public company management experience and necessary expertise in the retail, video game and omni-channel industries

o

Mr. Wolf’s poor understanding of what it takes to operate a business and deliver long-term value to stockholders is evident in the Dissident Stockholders’ activism campaign in 2019 driven by Hestia Capital’s short-sighted share buyback recommendation, which would have hampered GameStop’s ability to navigate the COVID-19 pandemic and destroyed stockholder value

o

Hestia Capital and Permit Capital persist in their self-serving attempts to appoint these nominees to the Board, despite the Board’s good faith attempts to avoid a proxy fight, as Mr. Wolf has rejected any settlement offer that does not include a Board seat for himself

As the presentation outlines in greater detail, GameStop currently benefits from a newly refreshed Board that possesses extensive industry-specific experience and relevant skillsets, with the majority of directors added since April 2019. Not only did this Board recruit a new management team, including CEO George Sherman, but it is actively overseeing the management’s business transformation plan and strongly believes that continued execution of “GameStop Reboot” will drive substantial value for stockholders.

Election of Hestia Capital and Permit Capital’s poorly qualified nominees, by contrast, would remove two highly qualified and experienced directors from GameStop’s thoroughly refreshed and capable Board who have agreed to serve one more year as GameStop’s directors to oversee the smooth transition of the newer directors at the request of our stockholders, and impair the Company’s ability to continue executing on GameStop’s transformation plan and generate value for our stockholders.

The Choice is Clear- Please VOTE on the BLUE Proxy Card

GAMESTOP’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR ALL” OF THE BOARD’S 10 NOMINEES USING THE BLUE PROXY CARD.

The GameStop Board Recommends Stockholders

Vote on the BLUE Proxy Card, via the internet or telephone or by mail by promptly Signing and Dating the enclosed BLUE Proxy Card and Returning it in the enclosed postage-paid envelope

VOTE ON THE BLUE PROXY CARD

The Board urges stockholders to not return or otherwise vote any White proxy card sent by the Dissident Stockholders.

The Board believes that GameStop’s highly qualified and experienced slate is best positioned to oversee the continued successful execution of GameStop’s Reboot plan and deliver substantial value to ALL of GameStop’s stockholders.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information, including expectations as to future operating profit improvement. Such statements include without limitation those about the Company’s expectations for fiscal 2020, future financial and operating results, projections, expectations and other statements that are not historical facts. All statements regarding targeted and expected benefits of our transformation, the GameStop Reboot plan, capital allocation, profit improvement and cost-savings initiatives, and expected fiscal 2020 results, are forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties and actual developments, business decisions and results may differ materially from those reflected or described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those reflected or described in the forward-looking statements: the uncertain impact, effects and results of pursuit of operating, strategic, financial and structural initiatives, including the GameStop Reboot strategic plan; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital and credit; the impact of the COVID-19 outbreak on capital markets and our business; our inability to obtain sufficient quantities of product to meet consumer demand, including due to supply chain disruptions on account of trade restrictions, political instability, COVID-19, labor disturbances and product recalls; the timing of release and consumer demand for new and pre-owned products; our ability to continue to expand, and successfully open and operate new stores for our collectibles business; risks associated with achievement of anticipated financial and operating results from acquisitions; our ability to sustain and grow our console digital video game sales; our ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets we serve; our ability to assess and implement technologies in support of our omnichannel capabilities; the impact of goodwill and intangible asset impairments; cost reduction initiatives, including store closing costs; risks related to changes in, and our continued retention of, executives and other key personnel and our ability to attract and retain qualified employees in all areas of the organization; changes in consumer preferences and economic conditions; increased operating costs, including wages; disruptions to our information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; risks associated with international operations; increased competition and changing technology in the video game industry; changes in domestic or foreign laws and regulations that reduce consumer demand for, or increase prices of, our products or otherwise

The GameStop Board Recommends Stockholders

Vote on the BLUE Proxy Card, via the internet or telephone or by mail by promptly Signing and Dating the enclosed BLUE Proxy Card and Returning it in the enclosed postage-paid envelope

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adversely affect our business; our effective tax rate and the factors affecting our effective tax rate, including changes in international, federal or state tax, trade and other laws and regulations; the costs and outcomes of legal proceedings and tax audits; our use of proceeds from the sale of our Spring Mobile business; and unexpected changes in the assumptions underlying our outlook for fiscal 2020. Additional factors that could cause our results to differ materially from those reflected or described in the forward-looking statements can be found in GameStop’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020 (the “10-K”) filed with the SEC and available at the SEC’s Internet site at http://www.sec.gov or http://investor.GameStop.com. Forward-looking statements contained in this press release speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Additional Information

On April 28, 2020, the Company filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the SEC in connection with its solicitation of proxies for its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The definitive proxy statement is also being mailed to the Company’s stockholders beginning on or about April 28, 2020. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING BLUE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies will also be available at no charge in the “Investor Relations” section of the Company’s website, http://news.gamestop.com/home.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders in connection with the matters to be considered at the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the Annual Meeting can be found in the definitive proxy statement filed on April 28, 2020 and the 10-K, each of which is available at the SEC’s Internet site at http://www.sec.gov or http://investor.GameStop.com.

Media Contact:

Phil Denning, ICR Inc.

(646) 677-1258

Phil.Denning@icrinc.com

Investor Contact:

GameStop Corp. Investor Relations

(817) 424-2001

investorrelations@gamestop.com

The GameStop Board Recommends Stockholders

Vote on the BLUE Proxy Card, via the internet or telephone or by mail by promptly Signing and Dating the enclosed BLUE Proxy Card and Returning it in the enclosed postage-paid envelope

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About GameStop

GameStop Corp., a Fortune 500 company headquartered in Grapevine, Texas, is the world’s largest video game retailer, operates approximately 5,500 stores across 14 countries, and offers the best selection of new and pre-owned video gaming consoles, accessories and video game titles, in both physical and digital formats. GameStop also offers fans a wide variety of POP! vinyl figures, collectibles, board games and more. Through GameStop’s unique buy-sell-trade program, gamers can trade in video game consoles, games, and accessories, as well as consumer electronics for cash or in-store credit. The company’s consumer product network also includes www.gamestop.com and Game Informer® magazine, the world’s leading print and digital video game publication. General information about GameStop Corp. can be obtained at the Company’s corporate website. Follow @GameStop and @GameStopCorp on Twitter and find GameStop on Facebook at www.facebook.com/GameStop.

As a supplement to our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), we may use certain non-GAAP measures, such as adjusted operating income. We believe these non-GAAP financial measures provide useful information to investors in evaluating our core operating performance. The following table reconciles the Company’s adjusted operating income to its nearest GAAP measure (in millions):

Non-GAAP Reconciliation

	Fiscal Year
	2019	2018
Adjusted Operating Income
Operating earnings (loss)	$(399.6)	$(702.0)
Transformation costs	37.9	—
Business divestitures	10.8	—
Goodwill impairments	363.9	970.7
Property, equipment and other asset impairments	19.4	2.1
Intangible impairments	2.3	43.1
Severance and other	27.6	17.4

Adjusted operating income	$62.3	$331.3

The GameStop Board Recommends Stockholders

Vote on the BLUE Proxy Card, via the internet or telephone or by mail by promptly Signing and Dating the enclosed BLUE Proxy Card and Returning it in the enclosed postage-paid envelope